Exhibit 99.1

ANCESTRY.COM INC. ANNOUNCES EXCHANGE OFFER

FOR ITS 11.00% SENIOR NOTES DUE 2020

PROVO, Utah, July 26, 2013 – Ancestry.com Inc. (the “Company”), a wholly owned subsidiary of Ancestry.com LLC, today announced that it is offering to exchange (the “Exchange Offer”) up to $300,000,000 of its outstanding 11.00% Senior Notes due 2020 (the “Outstanding Notes”) for up to $300,000,000 of its new 11.00% Senior Notes due 2020 (the “Exchange Notes” and, together with the Outstanding Notes, the “Notes”) that have been registered under the Securities Act of 1933, as amended. The Exchange Offer is being conducted pursuant to the terms of the Outstanding Notes.

The Exchange Notes to be issued in the Exchange Offer will be substantially identical to the Outstanding Notes, except that the Exchange Notes have been registered under the federal securities laws, are not subject to transfer restrictions, are not entitled to registration rights and will not provide for the payment of additional interest under circumstances relating to the timing of the Exchange Offer.

The Exchange Offer will expire at 5:00 pm, New York City time on August 26, 2013, unless extended by the Company. Valid tenders of the Outstanding Notes must be made, and may be withdrawn at any time, before the Exchange Offer expires.

Wells Fargo Bank, National Association, the trustee under the indenture governing the Notes, is serving as the exchange agent in connection with the Exchange Offer. Questions or requests for documents relating to the Exchange Offer should be directed to Wells Fargo Bank, National Association at (800) 344-5128.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy securities. The Exchange Offer is being made only pursuant to a prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. For instructions on how to participate in the Exchange Offer and the consequences to holders who do not participate in the Exchange Offer, see the prospectus filed with the Securities and Exchange Commission in connection with the Exchange Offer.

About Ancestry.com

Ancestry.com is the world’s largest online family history resource with approximately 2.7 million paying subscribers across all its websites. More than 11 billion records have been added to the Ancestry.com sites and users have created more than 50 million family trees containing more than 5 billion profiles. In addition to its flagship site www.ancestry.com, the company operates several Ancestry international websites along with a suite of online family history brands including Archives.com, Fold3.com and Newspapers.com, all designed to empower people to discover, preserve and share their family history.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events and involve known and unknown risks uncertainties, and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Registration Statement on Form S-4 and in discussion in other of our Securities and Exchange Commission filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Contact:

Media:	Investors:
Heather Erickson	Mike Houston
(801) 705-7104 herickson@ancestry.com	(801) 705-7942 mhouston@ancestry.com